Exhibit 99.1

Editorial Contact:	Investor Contact:
Shawn Wolfe	Jane Underwood
shawn_wolfe@securecomputing.com	jane_underwood@securecomputing.com
408-979-6165	408-979-6186

Secure Computing Reports Record Billings, Revenues and Cash from Operations

SAN JOSE, Calif., February 4, 2008 – Secure Computing Corporation (Nasdaq: SCUR), a leading enterprise gateway security company, today announced fourth quarter record GAAP revenue of $66.5 million. This represents a 29% increase in revenue compared to $51.6 million in the same quarter last year. Fourth quarter non-GAAP revenue was a record $69.9 million. This represents an 11% increase compared to the same quarter last year. On a GAAP basis, net loss was $3.5 million or $0.07 per share. Fourth quarter non-GAAP net income was $7.2 million or $0.10 per fully-diluted share. The company also generated a record $15.7 million of cash from operations and reduced the long term debt balance by $12.0 million. Billings for the quarter were a record $82.2 million, a 6% increase compared to the same quarter last year.

“Secure delivered a record quarter, based on good execution across the company,” said John McNulty, chairman and chief executive officer of Secure Computing. “Our momentum is clearly building – the threat environment on the Internet is only increasing and our comprehensive product portfolio uniquely protects companies from these threats. We are optimistic about the outlook for the company and expect to deliver consistent growth and profitability going forward.”

Fourth Quarter Financial Highlights:

•

GAAP revenue for the fourth quarter was $66.5 million and represents record performance for the company. This also represents a 29% increase compared to $51.6 million in the same quarter last year and an 11% increase compared to revenue of $60.0 million in the prior quarter. Non-GAAP revenue for the quarter was also a record at $69.9 million and represents an 11% increase compared to the same quarter last year and a 7% increase compared to non-GAAP revenue of $65.2 million in the prior quarter.

•

Billings for the fourth quarter were a record $82.2 million. This represents a 6% increase compared to $77.5 million in the same quarter last year and an 11% increase compared to billings of $74.0 million in the prior quarter.

•

GAAP gross profit in the fourth quarter was 70% of revenue or $46.6 million. Non-GAAP gross profit in the fourth quarter was 73% of revenue or $51.1 million. These non-GAAP results compare to 75% of non-GAAP revenue, or $47.2 million, in the year ago quarter and 77% of non-GAAP revenue, or $50.0 million, in the prior quarter.

•

Fourth quarter GAAP operating expenses were $50.2 million, or 76% of revenue. Non-GAAP operating expenses for the quarter were $42.6 million or 61% of non-GAAP revenue. These non-GAAP results compare to 61% of non-GAAP revenue in the year ago quarter and 63% in the prior quarter.

•

GAAP operating loss for the fourth quarter was $3.6 million. Fourth quarter non-GAAP operating income was $8.5 million or 12% of non-GAAP revenue, compared to 14% in the same quarter last year and 13% in the prior quarter.

•

GAAP net loss for the fourth quarter was $3.5 million or $0.07 per share. Fourth quarter non-GAAP net income was $7.2 million or $0.10 per fully-diluted share, compared to non-GAAP net income of $5.3 million, or $0.07 per fully-diluted share in the year ago quarter, and $6.4 million, or $0.09 per fully-diluted share in the prior quarter.

•	In the fourth quarter, deferred revenue increased $14.4 million, or 9%, bringing the total deferred revenue balance to a record $168.2 million at the end of December.

•

Days sales outstanding (DSOs) were 87 days. As we have experienced in previous quarters, the change in DSOs from the prior quarter correlates to the change in deferred revenue. Excluding the impact of the increase in deferred revenue, DSOs were 67 days.

•	Total cash and restricted cash was $12.6 million at December 31, 2007. Cash generated from operations in the quarter was a record $15.7 million.

“In today’s market, we view billings and cash generated from operations as two key metrics,” said Tim Steinkopf, senior vice president of operations and chief financial officer. “Specific to these metrics, our financial results for the fourth quarter produced record billings, up 11 percent sequentially, and record cash generated from operations. For the full year 2007, we generated $0.72 per fully diluted share in cash from operations.”

About Secure Computing

Secure Computing (Nasdaq: SCUR), a leading provider of enterprise gateway security, delivers a comprehensive set of solutions that help customers protect their critical Web, email and network assets. Over half of the Fortune 50 and Fortune 500 are part of our more than 20,000 global customers in 106 countries, supported by a worldwide network of more than 2,000 partners. The company is headquartered in San Jose, Calif., and has offices worldwide. For more information, see http://www.securecomputing.com.

Secure Computing’s Outlook Publication Procedures

Secure Computing publishes an Outlook section in its quarterly operating results press release. The company continues its current practice of having corporate representatives meet privately during the quarter with investors, the media, investment analysts and others. At these meetings Secure Computing refers any questions regarding the current outlook back to the quarterly results press release Outlook section. The quarterly results press release, which includes the Outlook section, is available to the public on the company’s Web site (www.securecomputing.com). Unless Secure Computing is in a Quiet Period (described below), the public can continue to rely on the Outlook section that is part of this quarterly operating results press release as still being the company’s current expectations on matters covered, unless Secure Computing publishes a notice stating otherwise.

From the close of business on March 14, 2008, until publication of a press release regarding the first quarter 2008 operating results, Secure Computing will observe a Quiet Period. During the Quiet Period, the Outlook section and other forward-looking statements contained in this operating results press release as well as in the company’s filings with the SEC, should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, Secure Computing representatives will not comment concerning the Outlook section or Secure Computing’s financial results or expectations.

Current Outlook

The forward-looking statements in this Outlook section are based on current expectations and are subject to risks, uncertainties and assumptions described under the sub-heading “Forward-Looking Statements.” Actual results may differ materially from the expectations expressed below.

For the first quarter of 2008 billings are expected to be in the range of $76 to $79 million. On a GAAP basis, revenues are expected to be between $64 and $66 million and GAAP net loss, before the impact of any NOL utilization on tax expense, is expected to be $5.0 to $6.0 million.

On a non-GAAP basis for the first quarter of 2008, revenues are expected to be between $67 and $69 million and non-GAAP net income is expected to be between $5.5 and $6.5 million, or $0.07 and $0.09 per fully diluted share assuming a fully diluted weighted average count of approximately 76 million.

We expect to generate cash from operations in the range of $13 to $15 million.

Forward Looking Statements

This release contains forward-looking statements concerning revenues, aggregate margins, operating expenses and profitability for this and future quarters, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. In order to meet these projections, the company must continue to obtain new enterprise relationships with major clients and overall demand for its products must continue to grow at current or greater levels. The company also must be able to motivate and retain key employees and staff current and future projects in a cost-effective manner and must effectively control its marketing, research, development and administrative costs, including personnel expenses. There can be no assurance that demand for the company’s products will continue at current or greater levels, or that the company will continue to grow revenues, or be profitable. There are also risks that the company’s pursuit of providing network security technology might not be successful, or that if successful, it will not materially enhance the company’s financial performance; that changes in customer requirements and other general economic and political uncertainties and weaknesses in geographic regions of the world could impact the company’s relationship with its customers, partners and alliances; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Secure Computing’s periodic reports and registration statements filed with the Securities and Exchange Commission. The company specifically disclaims any responsibility for updating these forward-looking statements.

Use of Non-GAAP Financial Measures

Secure Computing provides financial statements that are prepared in accordance with GAAP. In addition, this press release also provides financial measures of results of operations that are not calculated in accordance with GAAP. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our Management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our historical and prospective financial performance and make operating decisions. Management also believes that these non-GAAP financial measures enhance the investors’ ability to evaluate the company’s operating results and to compare current operating results to historical operating results. A reconciliation of the GAAP to non-GAAP financial measures for the fourth quarter, along with the use and economic substance of each non-GAAP financial measure, are provided at the end of this press release.

Condensed Consolidated Statement of Operations

(Unaudited, in thousands, except for per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenues:
Products	$35,143	$32,056	$127,042	$113,642
Services	19,761	16,801	74,662	60,087
Other (See Note)	11,563	2,729	36,201	2,968

Total revenues	66,467	51,586	237,905	176,697

Cost of revenues:
Products	11,811	8,442	39,938	30,976
Services	4,166	3,688	16,317	11,681
Other (See Note)	1,955	550	5,889	639
Amortization of purchased intangibles	1,923	2,837	7,828	5,862

Total cost of revenues	19,855	15,517	69,972	49,158

Gross profit	46,612	36,069	167,933	127,539

Operating expenses:
Selling and marketing	32,254	27,177	120,048	84,505
Research and development	11,059	10,519	43,991	34,073
General and administrative	4,288	4,222	15,990	13,608
Amortization of purchased intangibles	2,593	3,636	10,858	10,626
Litigation settlement	—	—	—	2,500

Total operating expenses	50,194	45,554	190,887	145,312

Operating loss	(3,582)	(9,485)	(22,954)	(17,773)

Other expense	(1,207)	(2,522)	(6,800)	(120)

Loss before taxes	(4,789)	(12,007)	(29,754)	(17,893)

Income tax benefit/(expense)	1,308	(15,416)	(5,302)	(9,505)

Net loss	$(3,481)	$(27,423)	$(35,056)	$(27,398)

Preferred stock accretion	(942)	(897)	(3,723)	(3,550)
Charge from beneficial conversion of preferred stock	—	—	—	(12,603)

Net loss applicable to common shareholders	$(4,423)	$(28,320)	$(38,779)	$(43,551)

Basic and diluted loss per share	$(0.07)	$(0.44)	$(0.59)	$(0.76)
Weighted average shares outstanding—basic and diluted	66,941	64,594	66,063	57,010

NOTE: For certain multiple-element arrangements we are unable to establish vendor specific objective evidence (VSOE) of fair value for the undelivered bundled elements and are therefore unable to allocate the value of the arrangement between Products and Services Revenue and have reported these revenues and corresponding cost of revenues as ‘Other’.

Condensed Consolidated Balance Sheets

(In thousands)

	Dec. 31, 2007	Dec. 31, 2006
Assets
Cash and cash equivalents	$12,084	$8,249
Restricted cash	507	457
Accounts receivable, net	64,056	63,636
Inventory, net	6,725	4,078
Other current assets	16,464	13,948

Total current assets	99,836	90,368

Property and equipment, net	18,595	14,300
Goodwill	528,264	533,659
Intangibles, net	61,494	78,388
Other assets	10,560	7,413

Total assets	$718,749	$724,128

Liabilities and stockholders’ equity
Accounts payable	12,567	12,442
Accrued payroll	9,886	12,035
Accrued expenses	7,891	6,365
Acquisition reserves	1,012	1,418
Deferred revenue	98,751	86,612

Total current liabilities	130,107	118,872

Acquisition reserves, net of current portion	721	1,591
Deferred revenue, net of current portion	69,429	35,671
Deferred tax liability	8,729	7,672
Debt, net of fees	41,461	85,023
Other liabilities	1,359	—

Total liabilities	251,806	248,829

Convertible preferred stock	69,281	65,558

Stockholders’ equity
Common stock	673	651
Additional paid-in capital	564,108	538,616
Accumulated deficit	(166,028)	(127,249)
Accumulated other comprehensive loss	(1,091)	(2,277)

Total stockholders’ equity	397,662	409,741

Total liabilities and stockholders’ equity	$718,749	$724,128

Condensed Consolidated Statement of Cash Flows

(Unaudited, in thousands)

	Twelve months ended December 31,
	2007	2006
Operating activities
Net loss	$(35,056)	$(27,398)

Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation	7,513	4,554
Amortization of intangible assets	19,446	17,011
Loss on disposals of property and equipment and intangible assets	282	999
Amortization of debt fees	438	155
Deferred income taxes	4,352	8,486
Share-based compensation	15,998	10,556

Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	(20)	(12,112)
Inventory	(2,647)	161
Other operating assets	(3,580)	(990)
Accounts payable	652	5,299
Accrued payroll	(2,147)	3,076
Accrued expenses	3,021	(4,263)
Acquisition reserves	(1,069)	(14,296)
Deferred revenue	45,917	43,933

Net cash provided by operating activities	53,100	35,171

Investing activities
Purchase of property and equipment, net	(12,033)	(11,841)
Increase in intangibles and other assets	(3,705)	(833)
(Purchases)/maturities of investments, net	(17)	31,028
Cash paid for business acquisitions, net of cash acquired	—	(256,743)

Net cash used for investing activities	(15,755)	(238,389)

Financing activities
Repayments of term and revolving debt	(44,000)	(10,500)
Proceeds from term debt, net of fees	—	86,868
Proceeds from issuance of common stock	9,409	8,144
Proceeds from revolving debt	—	8,500
Proceeds from issuance of preferred stock and warrant, net of fees	—	69,945

Net cash (used for)/provided by financing activities	(34,591)	162,957

Effect of exchange rates	1,081	(1,529)

Net increase/(decrease) in cash and cash equivalents	3,835	(41,790)
Cash and cash equivalents, beginning of period	8,249	50,039

Cash and cash equivalents, end of period	$12,084	$8,249

Reconciliation of Consolidated GAAP Financial

Measures to Non-GAAP Financial Measures

(Unaudited, in thousands, except per share amounts)

			Three Months Ended December 31,		Twelve Months Ended December 31,
			2007	2006	2007	2006
NET REVENUES:
GAAP net revenues			$66,467	$51,586	$237,905	$176,697
Fair value adjustment to acquired deferred revenue	(A	)	1,488	3,798	10,180	5,187
VSOE adjustments to bundled product revenue	(B	)	1,960	7,793	11,273	11,342

Non-GAAP net revenues			$69,915	$63,177	$259,358	$193,226

GROSS PROFIT:
GAAP gross profit			$46,612	$36,069	$167,933	$127,539
Fair value adjustment to acquired deferred revenue	(A	)	1,488	2,659	10,180	3,700
VSOE adjustments to bundled product revenue	(B	)	842	5,455	7,540	8,110
Stock-based compensation	(C	)	253	223	1,134	924
Amortization of acquired intangible assets	(D	)	1,923	2,837	7,828	5,862

Non-GAAP gross profit			$51,118	$47,243	$194,615	$146,135

OPERATING EXPENSES:
GAAP operating expenses			$50,194	$45,554	$190,887	$145,312
Stock-based compensation	(C	)	(3,384)	(3,314)	(14,864)	(9,632)
Amortization of acquired intangible assets	(D	)	(2,593)	(3,636)	(10,858)	(10,626)
Non-recurring expenses and write-offs	(E	)	(1,572)	—	(1,572)	(2,575)
Litigation settlement	(F	)	—	—	—	(2,500)

Non-GAAP operating expenses			$42,645	$38,604	$163,593	$119,979

OPERATING (LOSS)/INCOME:
GAAP operating loss			$(3,582)	$(9,485)	$(22,954)	$(17,773)
Fair value adjustment to acquired deferred revenue	(A	)	1,488	2,659	10,180	3,700
VSOE adjustments to bundled product revenue	(B	)	842	5,455	7,540	8,110
Stock-based compensation	(C	)	3,637	3,537	15,998	10,556
Amortization of acquired intangible assets	(D	)	4,516	6,473	18,686	16,488
Non-recurring expenses and write-offs	(E	)	1,572	—	1,572	2,575
Litigation settlement	(F	)	—	—	—	2,500

Non-GAAP operating income			$8,473	$8,639	$31,022	$26,156

NET (LOSS)/INCOME:
GAAP net loss			$(3,481)	$(27,423)	$(35,056)	$(27,398)
Fair value adjustment to acquired deferred revenue	(A	)	1,488	2,659	10,180	3,700
VSOE adjustments to bundled product revenue	(B	)	842	5,455	7,540	8,110
Stock-based compensation	(C	)	3,637	3,537	15,998	10,556
Amortization of acquired intangible assets	(D	)	4,516	6,473	18,686	16,488
Non-recurring expenses and write-offs	(E	)	1,572	—	1,572	2,575
Litigation settlement	(F	)	—	—	—	2,500
Non-cash tax expense/(benefit)	(G	)	(1,359)	14,579	3,160	8,184

Non-GAAP net income			$7,215	$5,280	$22,080	$24,715

WEIGHTED AVERAGE SHARES OUTSTANDING:
Weighted average shares outstanding—basic			66,941	64,594	66,063	57,010
Common stock equivalents	(I	)	2,000	1,145	1,450	1,119
Preferred stock as-if converted to common stock			6,061	5,764	6,061	5,551

Shares used to compute net income per share—diluted			75,002	71,503	73,574	63,680

Non-GAAP net income per share—diluted	(J)		$0.10	$0.07	$0.30	$0.39

Reconciliation of Projected Financial

Measure to Non-GAAP Financial Measures

(Unaudited, in thousands, except per share amounts)

			Three Months Ended March 31, 2008
REVENUES:
GAAP revenue range			$64,000	-	$66,000
Fair value adjustment to acquired deferred revenue	(A	)			1,500
VSOE adjustments to bundled product revenue	(B	)			1,500

Non-GAAP revenue range			$67,000	-	$69,000

(LOSS)/INCOME BEFORE TAX IMPACT OF NOL UTILIZATION
GAAP loss before taxes			$(6,000)	-	$(5,000)
Fair value adjustment to acquired deferred revenue	(A	)			1,500
VSOE adjustments to bundled product revenue	(B	)			1,200
Stock-based compensation	(C	)			4,000
Amortization of acquired intangibles	(D	)			4,300

Non-GAAP income before tax impact of NOL utilization			$6,500	-	$5,500

Shares used to compute income per share			76,000		76,000

Non-GAAP income per share			$0.07		$0.09

Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our historical and prospective financial performance and make operating decisions. We believe that presentation of the non-GAAP financial measures presented above is useful to an investors’ ability to evaluate the company’s operating results from management’s perspective and to compare current operating results to historical operating results. Disclosure of these non-GAAP financial measures also facilitates comparisons of our operating performance with the performance of other companies in our industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner. Our management adjusts for each of the items noted above, for the reasons described below.

(A) Fair value adjustment to acquired deferred revenue. Non-GAAP revenues and gross profit include revenues and costs associated with acquired deferred revenue and deferred costs that were excluded from GAAP revenue and gross profit as a result of purchase accounting adjustments to fair value. In our non-GAAP measures we have included these revenues and costs because we believe they are most reflective of our ongoing operating results and are useful for comparisons to historical operating performance. We further believe the impact of these purchase accounting adjustments will become immaterial in the near-term.

(B) VSOE adjustment to bundled product revenue. GAAP revenue and gross profit is negatively impacted by product billings that were deferred because we were unable to establish VSOE of fair value of the undelivered elements that were sold with the product. Non-GAAP revenues and gross profit presented above have been adjusted to include revenues and gross profits that would have been reported, had we been able to establish VSOE of fair value of the undelivered elements that were sold with those product billings. We believe these adjustments are most reflective of our ongoing operations in the current period and are useful for comparisons to historical operating performance. We further believe the impact of this item on our GAAP revenues and gross profit will become immaterial in the future.

(C) Share-based compensation. Consists of expenses for employee stock options, restricted stock units, and employee stock purchase plan determined in accordance with SFAS 123(R). We exclude these share-based compensation expenses when we review our operating performance because they represent compensation expense in the form of equity, rather than cash, and are not indicative of how we view our historical and prospective operational performance. Further, we believe it is useful to investors to understand the impact of the application of SFAS 123(R) to our results of operations. For the three and twelve months ended December 31, 2007 and 2006, share-based compensation was allocated as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Cost of revenues	$253	$223	$1,134	$924
Selling and marketing	2,178	1,927	9,085	5,260
Research and development	750	917	3,523	2,542
General and administrative	456	470	2,256	1,830

Total stock-based compensation expense	$3,637	$3,537	$15,998	$10,556

(D) Amortization of purchased intangible assets. The amounts recorded as amortization of purchased intangible assets arise from prior acquisitions and are non-cash in nature. We exclude these expenses when we review our operating performance because we believe that although these assets contribute to our revenue generating activities, they are inconsistent in amount and frequency and are impacted by the timing and magnitude of our acquisitions. Further, they are not indicative of how we view our operating performance in the period incurred and in comparison to historical and prospective periods. For the three and twelve months ended December 31, 2007 and 2006, amortization of purchased intangibles was allocated as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Cost of revenues	$1,923	$2,837	$7,828	$5,862
Operating expenses	2,593	3,636	10,858	10,626

Total amortization of intangible assets	$4,516	$6,473	$18,686	$16,488

(E) Non-recurring expenses and write-offs. These amounts arise from severance due to acquisition related and sales organization restructurings, duplicate and non-recurring integration costs, legal fees incurred defending a patent lawsuit, and facility move costs. We exclude these expenses because we believe they are not reflective of how we view our operating performance in the period incurred, are not recurring in nature and are not meaningful in evaluating our operating performance in comparison to historical operating performance. There were no non-recurring expenses for the three months ended December 31, 2006. For the three months ended December 31, 2007 and twelve months ended December 31, 2007 and 2006, non-recurring expenses and write-offs were allocated as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Selling and marketing	$545	$—	$545	$1,742
Research and development	—	—	—	180
General and administrative	1,027	—	1,027	653

Total non-recurring expenses and write-offs	$1,572	$—	$1,572	$2,575

(F) Litigation settlement. This amount represents the settlement of litigation brought by the landlord of our former Concord, CA office. We exclude this expense in our non-GAAP operating results because we believe it is not reflective of how we view our operating performance in the period incurred and is not recurring in nature.

(G) Non-cash tax expense/(benefit). These amounts represent the impact from the utilization of purchased net operating loss carry forwards and an increase/(decrease) in the valuation allowance that has been established against our net deferred tax asset. We exclude these expenses/benefits because they are non-cash expenses/benefits that we believe are not reflective of how we view our operating performance.

(H) Common stock equivalents. Represents the common stock equivalents for stock options and restricted stock outstanding at the end of the reported period.

(I) Preferred stock as-if converted to common stock. Represents the as-if conversion of outstanding preferred shares to common shares at the end of the reported period.

(J) Non-GAAP net income per share. Excludes the impact of preferred stock accretion and a charge for the beneficial conversion of preferred stock in 2006.

Material Limitations Associated with Use of Non-GAAP Financial Measures

The non-GAAP financial measures provided in this press release may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations in relying on these non-GAAP measures are:

•

Items such as fair value adjustments to acquired deferred revenue and VSOE adjustments to our product revenue, do not generate additional cash and therefore should not be considered in analyzing cash flows.

•	Items such as non-recurring expenses and write-offs and a non-recurring tax expense that are excluded from non-GAAP operating results can have a material impact on cash flows and earnings per share.

•

The adjustments for items such as stock-based compensation, amortization of acquired intangible assets, and tax impact of NOL utilization, though not directly affecting our cash position, do affect earnings per share.

•	Other companies may calculate these non-GAAP measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations on our use of non-GAAP financial measures by primarily relying on our GAAP results and using non-GAAP financial measures only supplementally. We also provide detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and we encourage investors to carefully review those reconciliations.